EXHIBIT 99

                               EXHIBIT INDEX

EXHIBIT                                                PAGE NO.

  5.1     Opinion of Mr. James L. McCulloch,
          Vice President and General Counsel
          of Global Marine Inc.                           E-2

 15.1     Letter of Coopers & Lybrand L.L.P.,
          Independent Accountants, regarding
          Awareness of Incorporation by Reference.        E-3

 23.1     Consent of Mr. James L. McCulloch.
          (Mr. McCulloch's Consent is included in
          his Opinion filed as Exhibit 5.1 to this
          Registration Statement.)                        E-2

 23.2     Consent of Coopers & Lybrand L.L.P.,
          Independent Accountants.                        E-4

 24.1     Power of Attorney of Certain Officers and
          Directors.  (The Power of Attorney is
          included on the signature pages of this
          Registration Statement.)                          5



The following exhibits are incorporated by reference in the Registration Statement with which this set of Exhibits is filed, as stated at page 3 of the Registration Statement. Descriptions of such exhibits are incorporated herein by this reference to
Item 8 of the Registration Statement.


                      4.1, 4.2, 4.3, 4.4, 4.5 and 4.6